Kurt D. Saliger
Certified Public Accountant
Board of Directors	February 19, 1999
Eight Ball Corporation
Las Vegas, Nevada
I have audited the accompanying balance sheet of Eight Ball Corporation as of December 31, 1997 and 1998, and the related statements of operations, changes in stockholders equity and cash flows for the year ended 1998 and the period from October 9, 1997 (date of inception) to December 31, 1997. These financial statements are the responsibility of the Companys management.
My responsibility is to express an opinion on these financial statements based on my audit in accordance with standards established by the American Institute of Certified Public Accountants.
I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.
In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Eight Ball Corporation as of December 31, 1998 and 1997, and the results of their operations and their cash flows for the year ended 1998 and for the period from October 9, 1997 (date of inception) to December 31, 1997 in conformity with generally accepted accounting principles.
Kurt D. Saliger C.P.A.
February 19, 1999

EIGHT BALL CORPORATION
BALANCE SHEET

December
31, 1998
December
31, 1997

ASSETS



CURRENT ASSETS:
$ 0
$ 0

Cash
$641
$3,773

Inventory
$6,660
$0

Accounts Receivable
$0
$45,000

TOTAL CURRENT ASSETS
$7,301
$48,773

PROPERTY AND EQUIPMENT, NET
$28,298
$0

OTHER ASSETS
$0
$0

TOTAL ASSETS
$35,594
$48,773


LIABILITIES AND STOCKHOLDERS EQUITY



CURRENT LIABILITIES:



Accounts Payable
$6,534
$0

Accrued Liabilities
$16,887
$0

Current Portion, Long Term Debt
$0
$0

TOTAL CURRENT LIABILITIES
$23,421
$0

STOCKHOLDERS EQUITY:



Common Stock, $.001 par value
authorized 50,000,000 shares; issued
and outstanding 50,000 and 150,000
shares, respectively
$150
$50

Additional paid in Capital
$75,850
$49,950

Retained Earnings (Deficit)
($62,827)
($1,227)

TOTAL STOCKHOLDERS EQUITY
$12,173
$48,773

TOTAL LIABILITIES AND STOCKHOLDERS EQUITY
$35,594
$48,772

See accompanying notes to financial statements & audit report
EIGHT BALL CORPORATION
STATEMENT OF OPERATIONS

Year Ended
Dec. 31,
1998
For the
period Oct.
9, 1997
(inception)
to December
31, 1997


REVENUES
$83,264
$0


COST OF REVENUES
($51,981)
$ 0


GROSS PROFIT
$31,283
$0


OPERATING EXPENSE




Selling, general and
administrative
$89,729
$1,227


Depreciation
$3,144
$0


TOTAL OPERATING
EXPENSE
$92,883
$1,227


INCOME (LOSS) FROM
OPERATIONS
($61,600)
($1,227)


OTHER INCOME (EXPENSES)




Gain on sale of
assets
$0
$0


Interest expense
$0
$0


INCOME (LOSS) BEFORE
INCOME TAXES
($61,600)
($1,227)


Income Taxes
$0
$0


NET PROFIT (LOSS)
($61,600)
($1,227)


NET PROFIT (LOSS)
PER SHARE
($0.4106)
($0.0245)


AVERAGE NUMBER OF
SHARES OF COMMON
STOCK OUTSTANDING
150,000
50,000


See accompanying notes to financial statements & audit report
EIGHT BALL CORPORATION
For The Period From October 9, 1997 (Inception) to December 31,
1997 And For The Year Ended December 31, 1998
STATEMENT OF CHANGES IN STOCKHOLDERS EQUITY

Common
Shares
Stock
Amount
Additional paid-in
capital
Accumulated
Deficit
Balance, January 1, 1997
0
$0
$0
$0
October 9, 1997
issued for cash
50,000
$50
$49,950

Net (Loss) for the period
October 9, 1997 (Inception) to
December 31, 1997



($1,227)
Balance, December 31, 1997
50,000
$50
$49,950
($1,227)
September 15, 1998
public offering Regulation D
issued for cash
100,000
$100
$24,900
-960
Net (Loss) January 1, 1998 to
December 31, 1998



($61,600)
Balance December 31, 1998
150,000
$150
$74,850
($62,827)
See accompanying notes to financial statements & audit report
EIGHT BALL CORPORATION

STATEMENT OF CASH FLOWS

Year Ended
Dec. 31,
1998
For the
period Oct.
9, 1997
(inception)
to December
31, 1997


Cash Flows from Operating
Activities:




Net Loss
$(61,600)
($1,227)


Adjustment to reconcile net loss
to net cash provided by
operating activities:
0
0


Depreciation
$3,143
$0


Decrease in accounts receivable
$45,000
$0


Increase in inventory
($6,660)
$0


Increase in accounts payable
$6,534
$0


Increase in accrued liabilities
$16,887
$0


Net cash provided by operating
activities
$3,304
($1,227)


Cash Flows from investing
activities
0
0


Purchase of property and equipment
($31,436)
$0


Net Cash (used in) investing
activities
($31,436)
$0


CASH FLOWS FROM FINANCING
ACTIVITIES
$
$ 0


Issue common stock
$25,000
$5,000


Cash, beginning of period
$3,773
$0


Cash, end of period
$641
$3,773


See accompanying notes to financial statements & audit report EIGHT BALL CORPORATION
NOTES TO FINANCIAL STATEMENTS
NOTE 1 - HISTORY AND ORGANIZATION OF THE COMPANY
The Company was organized October 9, 1997 under the laws of the State of Nevada, under the name Eight Ball Corporation. The Company operates in the pool hall and restaurant industries.
NOTE 2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Accounting Method
The Company records income and expenses on the accrual method of accounting.
Estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.
Cash and Equivalents
For the statements of cash flows, all highly liquid investments with a maturity of three months or less are considered to be cash equivalents. There were no cash equivalents as of December 31, 1998 and December 31, 1997.
Inventory
Inventories are stated at the lower of cost (which approximates first-in, first-out cost) or market.
Property and equipment
Property and equipment is stated at cost. Depreciation is recorded using the straight-line method over the estimated useful life of the asset of three to seven years.
Income taxes
Income taxes are provided for suing the liability method of accounting in accordance with Statement of Financial Accounting Standards No. 109 (SFAS #109) Accounting for Income Taxes. A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting. Deferred tax expense (benefit) result from the net change during the year of deferred tax assets and liabilities.

NOTE 2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Loss Per Share
Net loss per share is provided in accordance with Statement of Financial Accounting Standards No. 128 (SFAS #128) Earnings Per Share. Basic loss per share is computed by dividing losses available to common stockholders by the weighted average number of common shares outstanding during the period. Diluted loss per share reflects per share amounts that would resulted if dilutive common stock equivalents had been converted to common stock. As of December 31, 1997 and December 31, 1998, the Company had no dilutive common stock equivalents such as stock options.
NOTE 3.  STOCKHOLDERS EQUITY
The authorized common stock of Eight Ball Corporation consists of 50,000,000 shares with a par value of $0.001 per share.
On October 9, 1997, the Company issued 50,000 shares of its common stock for $50,000 cash.
On September 15, 1998, the Company completed a public offering that was offered without registration under the Securities Act of 1933, as amended, in reliance upon the exemption from registration afforded by section 4 (2) and 2 (b) of the Securities Act and Regulation D promulgated thereunder. The Company sold 100,000 shares at a price of $0.04 per share for a total amount raised of $25,000.
NOTE 4.  COMMITMENTS AND CONTINGENCIES
Operating leases
The Company leases retail space for its restaurant and pool hall. The Facility lease is for a period of two years and five months. The lease provides a renewal option of two five year additional terms. Total rent expense was $15,000 for the year ended December 31, 1998.
Estimated future minimum lease payments as of December 31, 1998 as follows:
Year ending December 31, 1999	$52,152
Year ending December 31, 2000	$17,384
Year ending December 31, 2001	$0
Year ending December 31, 2002	$0
Year ending December 31, 2003	$0
	__________
	$69,536

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